UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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[Employee Article - SO Today]

Southern Today article
Scheduled for publication May 8, 2020

Title: It’s time to vote your proxy

Sub-title: Employees who own Southern Company common stock are encouraged to vote

Five items are up for vote at Southern Company's 2020 annual meeting of stockholders on May 27, which will be held virtually this year due to health and safety precautions related to the COVID-19 outbreak. Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.

The Southern Company proxy statement was made available to stockholders in April, along with instructions for voting your shares. You can vote your shares online at www.proxyvote.com until May 26.

Below is a summary of the items up for vote this year, along with the Board of Directors' voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Re-elect 14 currently-serving directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2020	FOR
Item #4 Stockholder Proposal	Stockholder proposal regarding an independent Board Chair	AGAINST
Item #5 Stockholder Proposal	Stockholder proposal regarding a report on lobbying	AGAINST

The virtual annual meeting is at 10:00 a.m. ET on May 27 and can be accessed online at www.virtualshareholdermeeting.com/SO2020. If you are a stockholder, you can use the 16-digit control number included on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials to log in and attend the virtual annual meeting. Stockholders may begin logging in to the meeting at 9:30 a.m. ET on May 27.

If you cannot locate your 16-digit control number, you may still log in and attend the virtual annual meeting as a guest. If you are unable to listen to the live broadcast, a replay of the meeting will be available at www.virtualshareholdermeeting.com/SO2020 following the meeting.

For more information, please visit our annual meeting website, where you can review and download copies of the proxy statement and annual report and find a link to vote your proxy.

[Employee Email]

With some of us working remotely and others continuing to report to their usual workplace under very different circumstances, we are all living and working through unprecedented times. While it’s not business as usual, we continue to work each and every day to provide our usual level of service to the 9 million customers who rely on us. Now more than ever, Our Values, including Safety First, guide us in how we do our work.

Part of that work includes holding our 2020 annual meeting of stockholders on May 27. Due to health and safety precautions related to the COVID-19 outbreak, we are holding a virtual annual meeting this year rather than an in-person meeting.

There are five items up for vote at this year’s annual meeting, and I encourage you to make your voice heard by voting your shares. Stockholders, including employee stockholders, can vote online at www.proxyvote.com until May 26. However, I encourage you to vote promptly.

Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Re-elect 14 currently-serving directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive officer compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2020	FOR
Item #4 Stockholder Proposal	Stockholder proposal regarding an independent Board Chair	AGAINST
Item #5 Stockholder Proposal	Stockholder proposal regarding a report on lobbying	AGAINST

If you are a stockholder, you should have already received your proxy materials, along with instructions on how to vote your shares. The proxy statement contains information about the Company, the upcoming annual meeting, and all of the items that are up for a vote. Depending on how you hold your shares (401(k) plan, bank, broker, etc.), you might have received an electronic communication regarding delivery of your proxy materials, a Notice of Internet Availability of proxy materials, or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple forms, you may have received voting instructions in any combination of the methods mentioned above.

The virtual annual meeting is at 10:00 a.m. ET on May 27 and can be accessed online at www.virtualshareholdermeeting.com/SO2020. If you are a stockholder, you can use the 16-digit control number included on your proxy card, your Notice of Internet Availability, or the instructions included with your proxy materials to log in and attend the virtual annual meeting. Stockholders may begin logging in to the meeting at 9:30 a.m. ET on May 27. If you cannot locate your 16-digit control number, you may still log in and attend the virtual annual meeting as a guest.

Please visit the annual meeting website to review and download copies of the proxy statement and annual report, find a link to vote your proxy, and access the virtual annual meeting online. If you have any questions about the proxy statement or the voting process, please contact Myra Bierria in the Office of the Corporate Secretary at 404-491-6268.

Thank you for your time considering these important company matters and voting your shares.

Jim Kerr
EVP, Chief Legal Officer and Chief Compliance Officer